Exhibit 99.1

NEWS RELEASE

LML PAYMENT SYSTEMS COMPLETES THE ACQUISITION OF BEANSTREAM INTERNET COMMERCE

A Leading Provider of Authentication and Internet Payment Processing Solutions

VANCOUVER, BC, July 2, 2007 — LML PAYMENT SYSTEMS INC. (“LML”) (NASDAQ: LMLP), a leading provider of financial payment processing solutions for e-commerce and traditional businesses, announced today that it has completed its acquisition of Beanstream Internet Commerce Inc. (“Beanstream”), a leading provider of authentication and Internet payment processing solutions based in Victoria, BC. The acquisition strengthens LML’s position as a financial payment processor by expanding its suite of payment processing solutions and allowing the Corporation to develop a leadership position in credit card processing, electronic funds transfer, automated clearinghouse payment processing and authentication services for both e-commerce and traditional businesses.

Beanstream processes over 1.5 million transactions per month, and its scalable business model is capable of supporting a significant increase in daily transaction volume with minimal incremental capital cost.  As an established major payment service provider, Beanstream will allow LML to broaden the scope of its current market while offering current customers a more comprehensive line of payment processing solutions.

“We look forward to taking advantage of the Internet payment processing opportunities that Beanstream’s profitable business model has presented us with,” said Patrick H. Gaines, President and Chief Executive Officer of LML.  “Beanstream’s products broaden our suite of payment processing solutions, enabling us to develop a leadership position in credit card processing, electronic funds transfer, automated clearinghouse, credit store and authentication services.”

“As we previously mentioned, our companies fit extremely well together, having complimentary business strengths and similar operating cultures,” said Craig Thomson, President and Chief Executive Officer of Beanstream.  “We will enjoy greater market recognition and gain access to a broader pool of resources by becoming part of publicly held LML, which will allow us to further execute our business model and enable our customers to have more choices, flexibility, and cost-effectiveness in their payment processing solutions.”

Pacific Crest Securities Inc. acted as the exclusive financial advisor to LML Payment Systems Inc., and PricewaterhouseCoopers Corporate Finance Inc. acted as the exclusive financial advisor to Beanstream Internet Commerce Inc. on this transaction.

About LML Payment Systems Inc. (www.lmlpayment.com)

LML Payment Systems Inc., through its subsidiary LML Payment Systems Corp., is a leading provider of financial payment processing solutions for e-commerce and traditional businesses.  We provide credit card processing, electronic funds transfer, automated clearinghouse payment processing and authentication services, along with routing of selected transactions to third party processors and banks for authorization and settlement. Our intellectual property estate, owned by subsidiary LML Patent Corp, includes U.S. Patent No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

About Beanstream Internet Commerce Inc. (www.beanstream.com)

Beanstream Internet Commerce Inc. is a leading Canadian electronic payment and authentication solutions provider. Services include merchant account enablement, credit card processing, electronic funds transfer, automated clearinghouse payment processing and credit score and authentication services for both e-commerce and traditional brick and mortar businesses. Beanstream provides a wide selection of products from simple payment gateway services to full end-to-end e-commerce solutions. Beanstream solutions work with all Canadian and US financial institutions and have been selected by more than 5,500 businesses across North America. Beanstream is headquartered in Victoria, British Columbia.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding our belief that this transaction is expected to be highly accretive on an EPS basis at the closing. Forward-looking statements include all passages containing verbs such as "aims," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects" or "targets" or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect LML’s actual results include, among others, the impact, if any, of stock-based compensation charges, the potential failure to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect LML’s financial results is included in LML’s quarterly reports on Form 10-Q and our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forwardlooking statements that speak only as to the date of this release. Except as required by law, LML undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

Contacts:	Investor Relations
Patrick H. Gaines	(800) 888-2260
President and CEO
(604) 689-4440